                                                                    EXHIBIT 11.1



(In thousands, except per share data)

PRIMARY
-------

                                                           Three Months Ended                 Nine Months Ended
                                                                August 31,                         August 31,
                                                        -------------------------          -------------------------
                                                          1997              1996             1997              1996
                                                        -------           -------          -------           -------

Weighted average number of common and
  common equivalent shares outstanding:
  Common stock ...................................       11,769            12,769           12,223            12,878
  Common equivalent shares resulting from
    stock options (treasury stock method) ........            -               102                -               375
                                                        -------           -------          -------           -------
Total ............................................       11,769            12,871           12,223            13,253
                                                        =======           =======          =======           =======

Net income (loss) ................................      $(9,369)          $   218          $(5,349)          $ 4,792
                                                        =======           =======          =======           =======


Net income per common share ......................      $ (0.80)          $  0.02          $ (0.44)          $  0.36
                                                        =======           =======          =======           =======



FULLY-DILUTED
-------------

                                                           Three Months Ended                 Nine Months Ended
                                                                August 31,                         August 31,
                                                        -------------------------          -------------------------
                                                          1997              1996             1997              1996
                                                        -------           -------          -------           -------

Weighted average number of common and common
  equivalent shares outstanding:
  Common stock ...................................       11,769            12,769           12,223            12,878
  Common equivalent shares resulting from
    stock options (treasury stock method) ........            -               146                -               390
                                                        -------           -------          -------           -------
Total ............................................       11,769            12,915           12,223            13,268
                                                        =======           =======          =======           =======

Net income (loss) ................................      $(9,369)          $   218          $(5,349)          $ 4,792
                                                        =======           =======          =======           =======


Net income (loss) per common share ...............      $ (0.80)          $  0.02          $ (0.44)          $  0.36
                                                        =======           =======          =======           =======